Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Stock Preferred Stock Debt Securities Warrants Units (1)	Rule 457(o)	$150,000,000	(1)	(1)	$150,000,000	(1)	$0.0001476	$22,140	(2)
	Total Offering Amounts						$150,000,000			$22,140
	Total Fee Offsets									$3,491	(3)
	Net Fee Due									$18,649

(1)	There are being registered under this Registration Statement such indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants and units of the Registrant, and a combination of such securities, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Registrant, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	LifeMD Inc.	S-3	333- 256911	June 8, 2021		$3,491	(1)	Equity	Common Stock, par value $0.01 per share	(1)	$32,000,000
Fee Offset Sources	LifeMD Inc.	S-3	333- 256911		June 8, 2021							$3,491	(1)

(1)	A fee of $16,365 was previously paid in connection with the Registrant’s registration statement on Form S-3 (File No. 333-256911) filed on June 8, 2021 (the “2021 Registration Statement”), which registered an aggregate principal amount of $150,000,000 of common stock, preferred stock, debt securities, warrants and units to be offered by the Registrant from time to time (together, the “Prior Offerings”). The gross proceeds from the Prior Offerings were $118,000,000. The Registrant has terminated or completed any offering that included the unsold securities under the 2021 Registration Statement. Pursuant to Rule 457(p), a remaining fee amount of $3,491 represents the portion of registration fee previously paid with respect to the unsold aggregate offering amount of $32,000,000, which is being used to offset the fee due in connection with the filing of this registration statement.